UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01

Changes in Company’s Certifying Accountant.

a)

Resignation of Current Independent Registered Public Accounting Firm

On February 18, 2011,  Conner & Associates, PC (“Conner”) resigned as the independent registered public accounting firm of Fresh Harvest Products, Inc. (the “Company”) and its subsidiaries.

During the  Company's  two most recent  fiscal years and the interim period prior to Conner’s resignation, there were no disagreements with Conner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Conner, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company’s Board of Directors has accepted Conner’s resignation.

Conner’s report of independent registered public accounting firm with respect to the consolidated balance sheets of the Company and its subsidiaries as of October 31, 2010 and 2009, and the related consolidated statements of operations, deficiency in assets, and cash flows for each of the years in the two-year period ended October 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 includes the following statement:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note no. 12 to the consolidated financial statements, the Company experienced a net loss of $2,015,518 and $756,425 for the years ended October 31, 2010 and 2009 along with an accumulated deficit of $6,605,715 as of October 31, 2010. The Company’s ability to continue as a going concern is dependent upon its ability to raise capital, increase revenue, and achieve profitable operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.”

During the years ended October 31, 2010 and 2009 and any subsequent interim period through February 18, 2011, there was one reportable event as described in Item 304(a)(1)(v)(A) of Regulation S-K,  in that Management’s Report on Internal Control over Financial Reporting (“Management’s Report”) included in the Company’s Annual Report on Form 10-K as of and for the year ended October 31, 2010 included discussion of the following internal control deficiency that constituted a material weakness:

“We were unable to maintain any segregation of duties within our business operations due to our reliance on a single individual fulfilling the role of sole officer. This control deficiency did result in audit adjustments to our 2009 and 2010 interim and annual financial statements.  Accordingly we have determined that this control deficiency constitutes a material weakness.”

On February 24, 2011, the Company provided Conner with a copy of the disclosure contained in this Current Report on Form 8-K.  Conner has furnished the Company with a letter addressed to the Securities and Exchange Commission stating their agreement with the disclosure concerning Conner contained herein.  Attached hereto as Exhibit 16.1 is Conner’s letter dated February 24, 2011.

b)	Engagement of New Independent Registered Public Accounting Firm.

As of the date of this Current Report on Form 8-K, the Company’s Board of Directors have not retained an independent registered public accounting firm for the Company’s financial statements going forward. The Company is currently in the process of making a selection of its new independent registered public accounting firm, and will notify its shareholders by way of a subsequent Current Report on Form 8-K at the time when the selection is made.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.

Exhibit No.	Description

16.1	Letter from Conner & Associates, PC dated 24 February 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and President

Date: February 24, 2011

Exhibit Index

Exhibit No.	Description

16.1	Letter from Conner & Associates, PC dated 24 February 2011